                                                                    EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 30, 2001, relating to the consolidated financial statements and financial statement schedule, which appears in Vector Group Ltd.'s Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                                  /s/ PricewaterhouseCoopers LLP



PricewaterhouseCoopers LLP
Miami, Florida
September 10, 2001